UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 24, 2026

Westlake Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer	Suite 101
Houston,	Texas	77056
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange NYSE Texas
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.05. Costs Associated with Exit or Disposal Activities.
On September 24, 2026, Westlake Corporation (the “Company”) approved a plan to cease operation of its polyvinyl chloride (“PVC”) production plant located in Cologne, Germany, which has an annual production capacity of approximately 165,000 metric tons of PVC per year. The Company plans to continue supplying customers with PVC from its other chlorovinyl facilities, including the recently acquired production site located in Wilhelmshaven, Germany. The reallocation of volumes to the Company’s other manufacturing facilities is intended to take advantage of reduced costs within the Company’s chlorovinyl manufacturing platform.
On September 29, 2026, the Company initiated consultations with local works councils regarding the anticipated cessation of operations at the Cologne facility and notified affected employees of the Company’s plan. Cessation of operations at the facility is expected to take place in the first quarter of 2027. The closure of the facility is expected to result in a workforce reduction of approximately 120 employees. The Company expects it will incur total pre-tax charges related to the closure of the facility of approximately $205 million, consisting of non-cash charges of approximately $105 million and cash charges of approximately $100 million. Non-cash charges are expected to include accelerated depreciation and amortization charges of approximately $60 million and asset write-off charges of approximately $45 million. Cash charges are expected to include employee severance and separation costs of approximately $20 million and contract termination, decommissioning and other plant shut down costs of approximately $80 million.
The Company expects to recognize approximately $75 million of non-cash charges and $35 million of cash charges during 2026, with the remaining charges expected to be recognized during 2027. Certain cash outflows are expected over several years through the completion of the anticipated closure.
The estimated charges described above are provisional and reflect management judgments and assumptions that could change as the Company executes the plan. Actual costs, and the timing of recognition and cash outflows, may differ from these estimates and execution of the plan could result in additional charges not reflected above. The Company will update these estimates, if appropriate, in its periodic reports with the Securities and Exchange Commission (the "SEC") as additional information becomes available.

Item 7.01. Regulation FD Disclosure.
On September 29, 2026, the Company issued a press release regarding the Company’s plan to close the Cologne facility and providing an update on financial performance in the third quarter of 2026. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.
Forward-Looking Statements
The statements in this Current Report on Form 8-K that are not historical facts, including statements regarding the timing of the anticipated cessation of operations at the Cologne facility, the anticipated effects of such closure on the Company’s production capacity, costs, the estimated pre-tax costs and expected cash outflows associated with a closure of the facility and other effects of an anticipated closure, are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to, the ultimate cost of closure of the facility, the outcome of consultations with works councils, unions and government authorities, and other risks and uncertainties. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the SEC on August 5, 2026.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Westlake Corporation on September 29, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION
Date:	September 29, 2026	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs